Exhibit 10.02

Notice of Grant of Unit Option	Valero GP, LLC
and Unit Option Agreement	ID: 74-2958816
P.O. Box 696000
San Antonio, TX 78269-6000

First_Name, Middle_Name, Last_Name	Option Number: NUM
EXTRA_FIELD_2	Plan: PLAN_NAME
EXTRA_FIELD_3	ID: SSN

Effective Option_Date, you have been granted an Option to buy Shares_Granted Units of Valero L.P. at Option_Price per Unit.

The total Option price of the Units granted is Total_Option_Price.

Your Options will vest on the dates shown below.

Units	Grant Date	Vest Type	Full Vest	Expiration

Shares_Period_1	Option_Date	Vest_Type_Period_1	Date_Period_1	Expiration_Date_Period_1
Shares_Period_2	Option_Date	Vest_Type_Period_2	Date_Period_2	Expiration_Date_Period_2
Shares_Period_3	Option_Date	Vest_Type_Period_3	Date_Period_3	Expiration_Date_Period_3
Shares_Period_4	Option_Date	Vest_Type_Period_4	Date_Period_4	Expiration_Date_Period_4
Shares_Period_5	Option_Date	Vest_Type_Period_5	Date_Period_5	Expiration_Date_Period_5

By your signature and the Company’s signature below, you and the Company agree that the Option referenced above is granted under and governed by the terms and conditions of the Valero GP, LLC Second Amended and Restated 2000 Long-Term Incentive Plan, as amended, and the Unit Option Agreement attached hereto, all of which are made a part of this agreement.

VALERO GP, LLC
By:		Option_Date

	Curtis V. Anastasio	Date
President & Chief Executive Officer

	First_Name, Middle_Name, Last Name	Date
Participant

Unit Option Agreement

THIS AGREEMENT is between Valero GP, LLC, a Delaware limited liability company (the “Company”) and the person whose signature is set forth on the signature page hereof (“Participant”).

RECITALS

WHEREAS, the Company has adopted the Valero GP, LLC Second Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”) which provides for the grant of Options to certain Employees and Directors; and

WHEREAS, the Company wishes to grant to Participant an Option to purchase Units of Valero L.P. (the “Partnership”) on the terms and conditions specified herein;

NOW THEREFORE, the parties agree as follows (any capitalized terms used herein but not defined herein shall have the respective meanings given in the Plan):

1.	Option

a.    Grant. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Participant an Option to purchase all or any part of the Units set forth on the signature page hereof, at the exercise price set forth thereon. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

b.    Term. The term of the Option shall expire at 11:59 p.m. on the seventh anniversary of the Grant Date set forth on the signature page.

2.        Exercise. Participant may, subject to the limitations of this Agreement and the Plan, exercise all or any portion of the Option by following the applicable exercise provisions specifying the number of Units with respect to which the Option is being exercised and accompanied by payment of the exercise price for such Units. The method or methods by which payment of the exercise price may be made will include any method acceptable to the Company and the Partnership at the time of exercise of the Option.

3.        Retirement, Death, Disability. If a Participant’s employment is terminated because of retirement, death or disability, any Option held by the Participant shall remain outstanding and vest or become exercisable according to the Option’s original terms.

4.	Limited Interest.

a.    The grant of the Option shall not be construed as giving Participant any interest other than as provided in this Agreement.

b.    Participant shall have no rights as a Unit holder as a result of the grant of the Option, until the Option is exercised, the exercise price is paid, and the Units issued thereunder.

c.    The grant of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or the Partnership’s capital structure or its business, or any merger, consolidation or business combination of the Company or the Partnership’s, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Units or the rights of the holders thereof, or the dissolution or liquidation of the Company or the Partnership, or any sale or transfer of all or any part of its assets or business or any other act or proceeding of the Company or the Partnership, whether of a similar character or otherwise.

5.        Incorporation by Reference. The terms of the Plan, as amended, to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern.

6.       Direct Registration. Participant agrees that in lieu of unit certificates, any Units issuable in connection with the exercise of the Options may be issued in uncertificated form pursuant to the Direct Registration Service of the Partnership’s transfer agent.